Exhibit 99.1

AMENDMENT #4

TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This AMENDMENT #4 (this “Amendment”) TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”) dated June 28, 2019 between Acura Pharmaceuticals, Inc. (“Acura”), a New York corporation, having a place of business at 616 N. North Court, Suite 120, Palatine, IL 60067, and Abuse Deterrent Pharma, LLC (“AD Pharma”), a Kentucky limited liability company, having a place of business at 333 E. Main Street, Suite 220, Louisville, Kentucky 40202, is made as of November 10, 2022.

RECITALS

WHEREAS, Acura and AD Pharma entered into that certain Amendment to the Agreement on October 16, 2020 (“Amendment #1”);

WHEREAS, Acura and AD Pharma entered into that certain Amendment #2 to the Agreement on June 17, 2021 (“Amendment #2”); and

WHEREAS, Acura and AD Pharma entered into that certain Amendment #3 to the Agreement on February 28, 2022 (“Amendment #3” and together with Amendment #1 and Amendment #2, the “Prior Amendments”); and

WHEREAS, the Parties desire to further amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, as amended, and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acura and AD Pharma agree as follows:

ARTICLE 1

AMENDMENTS TO AGREEMENT

1.1            The Agreement is hereby amended by the addition of a new Section 3.13 reading in its entirety as follows:

“3.13 Option for License to Alprazolam Product. If, within Five (5) Years of the Effective Date, AD Pharma provides written notice to Acura of its desire to add the Alprazolam Product as an additional licensed product under this Agreement, Acura shall grant a license to AD Pharma, which shall be (unless mutually agreed by the Parties) an exclusive (even as to Acura), sub-licensable (subject to Section 2.10), royalty-bearing right and license under the LIMITx™ Technology to develop, manufacture, have manufactured, distribute, have distributed, sell, have sold, market, have marketed, commercialize and have commercialized the Alprazolam Product in the Field in the Territory, on terms and conditions substantially identical to the Hydrocodone Product (including, without limitation, with respect to the Royalty Payment and Milestone Payments; provided, however, that no “Maximum Pre-Regulatory Application Submission Payment” or other upfront payment or option fee or the like shall be required).”

1.2            The Agreement is hereby amended by the addition of a new Section 3.14 reading in its entirety as follows:

“3.14 Option for License to Oxycodone Product. If, within Five (5) Years of the Effective Date, AD Pharma provides written notice to Acura of its desire to add the Oxycodone Product as an additional licensed product under this Agreement, Acura shall grant a license to AD Pharma, which shall be (unless mutually agreed by the Parties) an exclusive (even as to Acura), sub-licensable (subject to Section 2.10), royalty-bearing right and license under the LIMITx™ Technology to develop, manufacture, have manufactured, distribute, have distributed, sell, have sold, market, have marketed, commercialize and have commercialized the Oxycodone Product in the Field in the Territory, on terms and conditions substantially identical to the Hydrocodone Product (including, without limitation, with respect to the Royalty Payment and Milestone Payments; provided, however, that no “Maximum Pre-Regulatory Application Submission Payment” or other upfront payment or option fee or the like shall be required).”

ARTICLE 2

MISCELLANEOUS

2.1            Governing Law. This Amendment shall be governed by the laws of the State of New York without regard to its conflict of laws rules or principles.

2.2            Amendments. Except as expressly amended by this Amendment #4, the Agreement (as amended by the Prior Amendments) shall remain unmodified and in full force and effect.

2.3            Entire Agreement. The Agreement (including the Schedules attached thereto), as amended by the Prior Amendments and this Amendment, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.

2.4            Interpretation. Any capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning provided in the Agreement.

2.5            Counterparts. This Amendment may be executed manually or electronically by the Parties, in any number of counterparts, each of which shall be considered one and the same amendment and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

[End of text; signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names by their properly and duly authorized officers or representatives as of the date first written above.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Name: Peter A. Clemens
Title: Senior Vice President & CFO

Abuse Deterrent Pharma, LLC

By:	/s/ John Schutte
Name: John Schutte
Title: Managing Partner